  Exhibit 99.1

Household International Reaches Historic Consumer Protection Agreement With State Officials

Prospect Heights, IL -- October 11, 2002 - Household International (NYSE:HI) today announced that it has reached a preliminary agreement with a multi-state group of state attorneys general and regulatory agencies, representing a nationwide resolution of issues related to the company's non-prime consumer lending businesses, Household Finance Corporation and Beneficial Finance Corporation ("Household"). The agreement will take effect when agreed to by states representing 80 percent of Household's real estate business.

"For 125 years, we have set high standards for ourselves as a company, and we apologize to our valued customers for not always living up to their expectations," said William F. Aldinger, chairman and chief executive officer of Household International. "We believe these new consumer protection measures, reached in a highly collaborative process with state regulators and attorneys general staff, will create a groundbreaking model for consumer protections, provide redress to customers who have complaints about their loan, and will establish a national framework that allows us to move forward and build upon the consumer protection measures we've put into place in recent years."

"We are determined to be more rigorous when it comes to compliance monitoring," Aldinger continued. "This agreement includes several important new procedures that further support the company's compliance efforts."

Among the most important elements of the agreement is an innovative "secret shopper" program developed by Household. This program, which will closely monitor every step of the HFC/Beneficial branch based loan origination and closing process, is unique in the lending industry.

Under the terms of the agreement, Household will provide up to $484 million, which will be recognized in the third quarter, to resolve consumer complaints. The HFC/Beneficial branch based business will also reduce prepayment fee provisions to two years and give borrowers clearer disclosures earlier in the loan application process so that they better understand their product choices and proposed loan terms and features. (See the attached fact sheet for a complete list of agreement provisions.)

"Providing product choices that meet each borrower's individual needs and making those choices clear to our customers is something our employees strive to do every day," said Tom Detelich, group executive-consumer lending. "This agreement gives our employees and customers industry leading tools to ensure understanding and satisfaction."

"We applaud the professionalism of the attorneys general and state regulatory agency staff with whom we have worked over the past several months to develop these important new consumer protection policies," Aldinger said.

"Household should be commended for working to adopt innovative new programs to strengthen compliance and improve disclosure," said Delaware Attorney General Jane Brady. "We hope this landmark agreement with Household will lead to industry-wide improvements in consumer protection and set a new standard for the entire sub-prime lending business."

"I am appreciative of Household's willingness to address the issues about which attorneys general have expressed concern," said Oklahoma Attorney General Drew Edmondson, Chairman of the National Association of Attorneys General (NAAG). "This settlement is good for consumers and good for the industry."

"This landmark settlement requires credit on fair terms for people who most need help," said North Carolina Attorney General Roy Cooper, Chairman of the NAAG Consumer Protection Committee. "We're pleased that Household will change its practices to serve as a model for the rest of the lending industry."

"I appreciate the effort that Household is making to ensure that consumers entering into consumer credit transactions with Household are fully and completely informed of the terms of the transaction," said Colorado Attorney General Ken Salazar, Chairman of the Western Conference of Attorneys General. "I believe this disclosure, in a manner that can easily be understood by the consumer, is very important."

"Household has set an example for the entire non-prime lending industry," said Nevada Attorney General Frankie Sue Del Papa. "This agreement not only deals with problems that have come up in the past, but also includes significantly improved disclosure procedures and innovative compliance programs such as the 'secret shopper' program that will prevent problems from coming up again in the future."

"Now that a significant degree of regulatory uncertainty will be removed in a majority of the states where we do business, we will continue to move forward and build on our 125 year tradition of serving our customers fairly and with integrity. We believe this agreement will help make Household an even stronger and more responsive financial services company in the future," Aldinger said.

Contact:
Craig A. Streem, Vice President Corporate Relations and Communications: 847 564-6053
Celeste M. Murphy, Director Investor Relations: 847 564-7568,
Megan Hayden, Manager Corporate Communications: 847-291-2101

Household Agreement Provisions

Household International's Household Finance Corporation ("Household") has agreed to implement the following new initiatives in its HFC/Beneficial branch based businesses:

  Loan origination fees and points will be capped at five percent
  Loan products will be offered and disclosed with and without prepayment penalties and never with a prepayment penalty term greater than 24 months from origination. Prepayment penalties will be set in accordance with state law or, where there is no state law, calculated on the amount outstanding at the time of prepayment
  Household will notify current borrowers within 60 days that prepayment penalties are no longer payable after 24 months after origination
  Prepayment penalty disclosures will now include the cost of the prepayment penalty if the loan is paid off immediately
  Fee variances of 10% or greater will require redisclosure of the Good Faith Estimate, provided the increase in fees is not due to an increase in the amount originally applied for
  A new loan disclosure form will more clearly inform borrowers where making minimum payments will result in a "balloon" payment at the end of the term, including the full amount of the balloon payment and the monthly payment required to pay off the loan by the end of the term
  Live checks will carry the following disclaimer on the face and back, in twelve point, bold face type: "SIGNING THIS CHECK WILL RESULT IN A LOAN TO YOU THAT MUST BE REPAID WITH INTEREST AND FEES (as applicable, unless other required by state law)." No prepayment penalties on such loans
  Disclosed via customer billing statement, "interest short" amounts will be placed in a deferred status and will not incur interest. Full disclosure and consent is required to change a customers' payment date
  Disclosures will be simplified and improved, and accuracy will be ensured. Household will work with the multi-state group to more fully develop other timely loan disclosures, including a one-page list of key terms
  Non-certified Spanish language branches will provide information about certified Spanish branch offices within 50 miles and/or addresses and phone numbers of Spanish certified loan offices. Household will continue to work with the multi-state group to more fully develop assistance to Spanish-speaking borrowers
  Borrowers will be provided with payoff information on all underlying liens held by Household within five business days of a borrower's written request, or as specifically permitted by state or federal law. Household will inform customers that requests by mortgage brokers or other agents must be authorized in writing by the customer. Payoff information requested in person at a branch shall be provided as promptly as practicable
  Employees will be trained on the terms of, and compliance with, the consent decree. Employee manuals will be made consistent with the consent decree terms
  An independent administrator retained by Household and approved by the states will work with the states and Household to manage the complaint claims process. Each state will administer its own claims process
  Household branch offices will have an "independent closer," or other type of control mechanism, to manage the loan closing process. The independent closer may be an employee of Household so long as the employee does not report to sales management and the employee's compensation is not based on loan production. Spanish certified branches will also have Spanish language independent closers
  An independent monitor retained by Household and approved by the states will ensure compliance with the terms of the agreement
  Rates and points options will be clearly and properly disclosed
  No single premium credit insurance will be offered on mortgage loans. Full disclosure of other insurance products, optionality and loan payment impact will be provided
  All real estate secured loans must provide a net tangible benefit to the borrower
  All Good Faith Estimates (GFE) will bear a reasonable relationship to the charge the borrower is likely to pay at settlement
  Written loan representations shall be accurate and non-deceptive
  Borrowers may close a real estate secured open end line of credit at any time
  If a prepayment penalty is charged on a real estate secured loan, it will be disclosed in writing and include a dated signature of the borrower
  Systems and reasonable safeguards will ensure HOEPA disclosures are provided on all HOEPA loans, including notice of right to rescind
  Borrowers will be provided the lowest rate applicable to the product for which they have applied

Household Agreement Provisions, continued

  Spanish-certified branches will provide Spanish language loan documents. Employees and independent loan closers in certified branches will be certified to conduct Spanish language transactions. Non-certified employees will not speak Spanish in connection with loan transactions
  If a Household real estate secured loan is refinanced within twelve months of the date of the original loan, points will not be charged on the original loan amount or will be refunded on the original loan amount prior to being charged on the full new loan amount
  No subordinated real estate loan to the same borrower secured by the same property will be allowed within 90 days of making the first real estate loan
  Unsecured second loans are permitted. The unsecured loan may not pay for the origination fees and costs on the first real estate loan